Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Letterhead of Stegman & Company]

Bridge Private Lending, LP
100 West Pennsylvania Avenue, Suite 4
Towson, Maryland 21204

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 15, 2009 relating to the financial statements of Bridge Private Lending, LP and its predecessor, Bridge Private Lending, LLC, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland
December 2, 2009